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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report:  July 30, 2001

                       (Date of earliest event reported)



                         Commission File No. 000-30199

                             coolsavings.com inc.
            (Exact name of registrant as specified in its charter)

     State of Michigan                                     38-3216102
  State of Incorporation                            I.R.S. Employer I.D. No.


                      360 N. Michigan Avenue, 19th Floor
                            Chicago, Illinois 60601
                                (312) 224-5000
         (Address of principal executive offices and telephone number)

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Item 5.   Other Events.

     On July 30, 2001, coolsavings.com inc. (the "Company") entered into a series of agreements with Landmark Communications, Inc. and Landmark Ventures VII, LLC (together, "Landmark") pursuant to which Landmark has provided to the Company a senior secured loan of $5.0 million ($1.75 million of which had been previously funded in an interim basis) (the "Loan") and agreed to purchase up to $10.0 million of the Company's series B cumulative convertible preferred stock ("Series B Preferred Stock") in two separate tranches.

     The following description of the Landmark transaction does not purport to be complete and is qualified in its entirety by reference to the documents which are filed as Exhibits to this report and incorporated by reference herein.

     The Loan was funded pursuant to an Amended and Restated Loan Agreement with Landmark (the "Loan Agreement"). The Loan:

     . bears interest at 12% per annum, paid quarterly in arrears in the form of additional notes;

     . matures on January 26, 2002 (unless extended upon the closing of the first tranche of the sale of the Series B Preferred Stock (the "Primary Funding")); and

     . is secured by a second lien on all of our tangible and intangible property.

     If the Primary Funding closes, the Loan will be modified as follows:

     . the interest rate will be reduced to 8% per annum, paid quarterly in arrears in the form of additional notes and warrants to purchase shares of common stock;

     .    the maturity date will be extended to June 30, 2006; and

     . the Company will have the right to prepay the Loan on or after the third anniversary if certain conditions are met.

     The Loan Agreement also contains financial covenants and negative and affirmative covenants that, among other things, restrict the Company's ability to incur additional indebtedness and take other actions without the consent of Landmark.

     In connection with the Loan, the Company issued warrants to Landmark (the "Warrants"). The Warrants:

     .    have a term of 8 years;

     . may be exercised in whole or in part immediately (except that Landmark has agreed not exercise the Warrants prior to the closing of the Primary Funding unless certain events occur);

     .    contain a net exercise feature;

     .    are exercisable for:

          (a) 7,818,731 shares (equal to 19.99% of the Company's issued and outstanding shares of common stock at the time of issuance) at an exercise

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               price of $0.001 per share until the earlier of the closing of the
               Primary Funding or the termination of the Purchase Agreement (as defined below);

          (b) 19.99% of the Company's issued and outstanding common stock, calculated on a fully diluted basis (including all then outstanding options and warrants) at an exercise price of $0.01 per share in the event that the Purchase Agreement is terminated; and

          (c) 10.0 million shares at an exercise price of $0.50 per share (increasing to $0.75 per share on July 30, 2005 if not previously exercised) upon the closing of the Primary Funding.

     In addition to the payment of "in-kind" interest on the Loan, after the closing of the Primary Funding, the Company will issue to Landmark additional Warrants to purchase two shares of common stock for one each dollar of interest accrued on the Loan.

     Subject to the conditions in a Securities Purchase Agreement with Landmark dated July 30, 2001 (the "Purchase Agreement"), the Company has agreed to sell to Landmark up to 64,360,810 shares of Series B Preferred Stock. The Series B Preferred Stock will be initially convertible into common stock equal to 49% of the total, fully-diluted common stock of the Company (subject to adjustments) and has an 8% quarterly dividend payable in additional shares of preferred stock. Upon the closing of the first tranche of the Series B Preferred Stock (the "Primary Funding"), Landmark will have the right to elect a majority of the Company's board of directors.

     Assuming the Company has satisfied (or Landmark has waived) the conditions to each of the closings, Landmark will purchase 32,180,405 shares of Series B Preferred Stock promptly after the Company's shareholders have approved the transaction and purchase the balance of the Series B Preferred Stock on October 25, 2001. Landmark will pay an aggregate of $10.0 million for the shares of Series B Preferred Stock ($0.1554 per share). Landmark also has an option to purchase additional shares of Series B Preferred Stock at the same price per share upon the occurrence of certain events.

     In connection with the Landmark transaction certain of the Company's shareholders owning 63.09% of the Company's outstanding common stock have entered into a voting agreement pursuant to which such shareholders have agreed to vote the shares owned by them for approval of the Landmark transaction and related transactions.

     Also, as a condition to the consummation of the Landmark transaction, the Company will issue to three individuals (two of who are directors of the Company) 13.0 million shares of the Company's Series C Preferred Stock in exchange for $2.1 million of the Company's 8% senior convertible notes and accompanying warrants to purchase 1,050,000 shares of common stock previously issued to such individuals.

     The Company will request that its shareholders approve the Landmark transaction as well as a reincorporation merger that will change the Company's state of incorporation from Michigan to Delaware. The Company has filed with the Securities and Exchange Commission a preliminary proxy statement relating to the Landmark transaction and reincorporation merger.

     On July 31, 2001, the Company issued a press release announcing the execution of the Purchase Agreement.

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Item 7.   Financial Statements and Exhibits

     (a)  Financial Statements

          Not applicable.

     (b)  Pro Forma Financial Statements

          Not applicable.

     (c)  Exhibits

          See Exhibit Index appearing elsewhere herein, which is incorporated by reference.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COOLSAVINGS.COM INC.
                                    a Michigan corporation


Date:  August 2, 2001               By: /s/ Matthew Moog
                                       -----------------------------------------
                                           Matthew Moog
                                    Its:   President and Chief Executive Officer

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                                 EXHIBIT INDEX

Exhibit
Number        Description
-------       -----------

2.1 Securities Purchase Agreement dated as of July 30, 2001 between coolsavings.com inc., CoolSavings, Inc., Landmark Communications, Inc., and Landmark Ventures VII, LLC

2.2 Agreement and Plan of Merger dated as of July 30, 2001 by and between coolsavings.com inc. and CoolSavings, Inc.

3.1    Bylaws of coolsavings.com inc., as amended, as of July 30, 2001

3.2    Certificate of Designations, Number, Voting Powers,
       Preferences and Rights Of Series B Convertible Preferred Stock

3.3    Certificate Of Designations, Number, Voting Powers,
       Preferences and Rights Of Series C Convertible Preferred Stock

4.1 Warrant between coolsavings.com inc. and Landmark Communications, Inc. dated July 30, 2001

4.2 Registration Rights Agreement between coolsavings.com inc., Landmark Ventures VII, LLC and certain coolsavings.com inc. shareholders dated July 30, 2001

9.1 Voting Agreement between Landmark Communications, Inc., Landmark Ventures VII, LLC and certain coolsavings.com inc. shareholders dated July 30, 2001

10.1 Amended and Restated Senior Secured Loan and Security Agreement dated July 30, 2001 between coolsavings.com inc. and Landmark Communications, Inc.

10.2 Commercial Demand Grid Note dated July 30, 2001 between coolsavings.com inc. and Landmark Communications, Inc.

10.3   2001 Stock Option Plan

10.4 Form of Shareholders Agreement between CoolSavings, Inc., Landmark Ventures VII, LLC and certain shareholders of coolsavings.com inc.

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